SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2020

iQSTEL Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 25, 2020, we entered into an Amendment to Common Stock Purchase Warrants with Alpha Capital Anstalt (“Alpha Capital”) to modify the terms of the outstanding warrants held by Alpha Capital to change the exercise price and to include a leak-out on shares sold into the market, once exercised.

We had previously issued to Alpha Capital three separate Common Stock Purchase Warrants, with dates of execution and number of shares as follows: May 20, 2020 for 2,000,000 shares; June 3, 2020 for 2,500,000 shares; and July 15, 2020 for 2,000,000 shares (collectively, the three Common Stock Purchase Warrants shall be referred to as the “Warrants”).

As a result of the Amendment to Common Stock Purchase Warrants, the new exercise price on the Warrants is $0.0034923 per share and all Warrants are subject to a leak-out whereby if the ask price of our common stock on the OTCPink is at or below $0.13 per share on any trading day, Alpha Capital agrees to sell no more than Two Million (2,000,000) shares of our common stock into the market for the thirty day period (determined not on a rolling basis) following the day of the $0.13 or lower share price.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Amendment to Common Stock Purchase Warrants, dated November 25, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias

Chief Executive Officer

Date December 14, 2020